Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of First Defiance Financial Corp., an Ohio corporation (the “Corporation”), has made, constituted, and appointed, and does hereby make, constitute, and appoint Donald P. Hileman and Kevin T. Thompson, and each of them, severally, with full power of substitution, his or her true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the Corporation, to a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.01 per share, to be issued in connection with the acquisition of Commercial Bancshares, Inc., an Ohio corporation (“Commercial Bancshares”), in accordance with the terms of that certain Agreement and Plan of Merger, dated as of August 23, 2016, by and between the Corporation and Commercial Bancshares, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: October 6, 2016

By /s/ William J. Small	By /s/ Stephen L. Boomer
William J. Small, Chairman of the Board	Stephen L. Boomer, Director, Vice Chairman
By /s/ John L. Bookmyer	By /s/ Douglas A. Burgei, DVM
John L. Bookmyer, Director	Dr. Douglas A. Burgei, Director
By /s/ Donald P. Hileman	By /s/ Jean A. Hubbard
Donald P. Hileman, Director	Jean A. Hubbard, Director
By /s/ Barb A. Mitzel	By /s/ Charles D. Niehaus
Barb A. Mitzel, Director	Charles D. Niehaus, Director
By /s/ Thomas A. Reineke	By /s/ Samuel S. Strausbaugh
Thomas A. Reineke, Director	Samuel S. Strausbaugh, Director